Exhibit 99.1

NASDAQ: FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

National Beverage Corp.
America's Flavor Choice
Delivers Results

FORT LAUDERDALE, FL, March 8, 2012 . . . National Beverage Corp. (NASDAQ:FIZZ) today released financial results for the nine-month period ended January 28, 2012:

•	Revenues for the nine months increased to $463.5 million

•	Net income increased to $32.5 million

•	Earnings per share increased to $.70

For the Trailing Twelve Months –
Sales	EBITDA*	Cash Flow*
$615.6 million	$76.6 million	$66.6 million

“Feeling the Dynamics of this Enterprise at work is – Inspiring!! We have the power to succeed and are privileged to do so!  Our America is refreshed by our soft drinks, our results, and our commitment to be her greatest Taste Provider – ever.  We are challenged by this goal to better serve our retailers, the community, our passionate team, and devoutly – Our Beloved America!” stated Nick A. Caporella, Chairman and Chief Executive Officer.

“Each and every minute – our Focus is to make the very best products by steadily improving ingredients, lowering the caloric count and stretching the brilliance of discovery!  We diligently Innovate and create Certified Value  . . . and Stand Alone in – Dee-lish-ous Taste!!” continued Caporella.

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National Beverage Corp.

“We challenge ourselves to be more profound tomorrow than we are today, at all that we do – and only then, lie to rest when brutally certain that our Consumers, our Team and our Shareholders . . . proudly reflect the smile of – Contentment!!

We are National Beverage Corp. – ‘FIZZ’ (and don't forget it!)

We – Never Do,” concluded Caporella.

National Beverage’s iconic brands are the genuine essence . . . of America.  Our company is highly innovative as a pace-setter in the changing soft-drink industry, featuring refreshment products that are geared toward the lifestyle/health-conscious consumer.  Shasta® – Faygo® – Everfresh® and LaCroix® are aligned with Rip It® energy products to make National Beverage . . . America’s Flavor•Favorite – soft-drink company.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

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National Beverage Corp.

National Beverage Corp.
Consolidated Results for the Three and Nine Months Ended
January 28, 2012 and January 29, 2011
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	January 28,	January 29,	January 28,	January 29,
	2012	2011	2012	2011

Net Sales	$136,401	$131,926	$463,455	$448,083

Net Income	$7,904	$7,407	$32,462	$29,667

Net Income Per Share
Basic	$.17	$.16	$.70	$.64
Diluted	$.17	$.16	$.70	$.64

Average Common Shares
Outstanding
Basic	46,276	46,206	46,263	46,174
Diluted	46,472	46,383	46,441	46,368

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings.  The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes, however, that certain non-GAAP financial measures may provide users of this financial information with additional insights into the operating performance of the business and to also serve as a widely accepted measure for comparing operating performance with other companies with different capital structures.

*Reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP) and Cash Flow (Non-GAAP)

Trailing 12 Months Ended January 28, 2012
Net Income (GAAP)	$43,549
Depreciation and Amortization	10,452
Interest (Income) Expense - Net	41
Provision for Income Taxes	22,595
EBITDA (Non-GAAP)	$76,637

EBITDA (above)	$76,637
Additions to Property, Plant & Equip.	(10,059)
Cash Flow (Non-GAAP)	$66,578